EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated May 3, 2000 (except with respect to the matter discussed in Note 12 as to which the date is August 3, 2000) included in the Ceragon Networks Ltd. (formerly known as Giganet Ltd.) registration statement on Form F-1 (No. 333-12312), and to all references to our Firm included in this registration statement on Form S-8.



                                             /s/Luboshitz Kasierer
                                       Member firm of Arthur Andersen




Tel Aviv, Israel
January 23, 2001